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                                                                     EXHIBIT 4.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the reference to our firm under the caption
"Experts-Independent Registered Public Accounting Firm" and to the use of our report dated December 15, 2004 in the Amendment No. 2 to the Registration Statement (File No. 333-120550) and related Prospectus of Claymore Securities Defined Portfolios, Series 203.


                                            /s/ Grant Thornton LLP
                                            -------------------------
                                            GRANT THORNTON LLP


Chicago, Illinois
December 15, 2004